Exhibit 10.1

Sharplink gaming, Inc.

COMMON STOCK

July 17, 2025

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to that certain Sales Agreement (the “Original Agreement”), dated as of May 30, 2025, by and between SharpLink Gaming, Inc., a Delaware corporation (the “Company”), and A.G.P./Alliance Global Partners (“AGP”, and when acting as Sales Agent under the Original Agreement or this Amendment, the “Sales Agent”). AGP and the Company are referred to collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

RECITALS

A. Pursuant to Section 15 of the Original Agreement, the Original Agreement may be amended by an agreement in writing signed by the Company and the Sales Agent.

B. Each of the Company and the Sales Agent desire to amend the Original Agreement through this Amendment with effect on and after the date hereof (the “Effective Date”).

C. Except as set forth in this Agreement, the terms of the Original Agreement shall remain in full force and effect and the Original Agreement is hereby ratified and confirmed. The term “Agreement” shall mean the Original Agreement, as amended by this Amendment.

AGREEMENT

The Parties agree, from and after the Effective Date, that:

1)	Any reference to the “Sales Agent” in the Original Agreement shall refer to AGP, in its capacity as Sales Agent, Forward Seller or Forward Purchaser, as the context requires.

2)	Section 1 of the Original Agreement is amended by adding the following defined terms as a new Section 1. B):

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities that the Forward Seller has sold during such Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Securities or Forward Hedge Securities, as applicable, sold during such period.

“Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 11.

“Forward” means the transaction resulting from each Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Securities.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target Aggregate Sales Price of the Forward Hedge Securities to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Securities” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. The aggregate amount of Forward Hedge Securities may not exceed $350,000,000.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 4%

“Forward Hedge Selling Period” means, subject to Section 2 hereof, the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section [·] of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8 or Section 11 hereof.

“Forward Purchaser” shall mean AGP, when acting in its capacity as purchaser under any Forward Contract.

“Forward Seller” shall mean AGP, when acting in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the Sales Agent to use commercially reasonable efforts to sell the Issuance Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Sales Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Securities hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Securities sold by the Forward Seller on such Trading Day.

3)	Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

Placements. Upon the terms and subject to the conditions of this Agreement, on any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company wishes to issue (in the case of an Issuance) and sell the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the number of Securities to be issued (in the case of an Issuance) and/or sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Schedule 2, as such Schedule 2 may be amended from time to time. If the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Schedule 2 setting forth the terms that the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Schedule 2. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 11 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract). It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Agent and either (i) the Sales Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder unless the Securities to be sold under all such previously delivered Placement Notices have all been sold.; no Placement Notice may be delivered hereunder if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser; and no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement. Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Schedule 2, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Schedule 2.

4)	Section 3 of the Original Agreement is hereby amended and restated in its entirety as follows:

Subject to the terms and conditions set forth herein, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the Sales Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Sales Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Sales Agent, when the Sales Agent is acting as agent, in connection with the sale of the Issuance Securities shall be determined in accordance with the terms set forth in Schedule 2. The amount of any commission, discount or other compensation to be paid by the Company to the Sales Agent, when the Sales Agent is acting as principal, in connection with the sale of the Issuance Securities shall be as separately agreed among the parties hereto at the time of any such sales. Subject to terms and conditions set forth herein and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Securities through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email to all of the individuals from the Company set forth on Schedule 2 (as such Schedule 2 may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Securities, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof. No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated or the Forward Contract or this Agreement is terminated pursuant to Section 8 or Section 11 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three months nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward). Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Securities (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Securities) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation. The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions.

5)	Section 5 of the Original Agreement is hereby amended by adding the following Section 5(c) to follows Section 5(b) in the Original Agreement:

On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Securities sufficient to have an Aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Securities, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Securities borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities as required under this Section 6, and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other person or entity if it does not borrow Forward Hedge Securities for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Securities as required under this Section 5. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Securities being sold by crediting the Forward Seller or its designee’s account (provided Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

6)	Section 6(w) of the Original Agreement is hereby amended by adding the following language to Section 6(w) of the Original Agreement:

In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, Affiliate means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

7)	Section 7(g) of the Original Agreement is hereby amended by adding the following language to Section 7(g) of the Original Agreement:

Provided, further, that the Company shall reimburse the Sales Agent for the expenses of counsel to the Sales Agent in conjunction with the Parties’ execution of Amendment No. 1 of the Agreement as follows: $100,000 to Hogan Lovells US LLP and $25,000 to Sullivan & Worcester LLP.

8)	Section 8 of the Original Agreement is hereby amended by adding the following as new Section 8(o):

8(o). Effectiveness of Master Forward Confirmation. In respect of any Placement Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.

9)	Section 12 of the Original Agreement is hereby amended by including the following as an additional party for copies for notices to AGP:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Attention: Jim Davidson

10)	Section 22 of the Original Agreement is hereby deleted.

11)	All references to “Cherry Bekaert LLP” in the Original Agreement are hereby revised to read as “KPMG (beginning July 7, 2025), Cherry Bekaert (ending on July 7, 2025) and any other independent registered accounting firm whose report is filed with the Commission and included or incorporated by reference in the Registration Statement.”

12)	The Parties hereby agree to waive the requirements set forth in Section 7(o) and Section 8(h) of the Original Agreement with respect to the delivery of any comfort letter that otherwise would be required in conjunction with the execution of this Agreement and the filing of a prospectus supplement on the Effective Date.

13)	Schedule 3 of the Original Agreement is hereby amended and restated as set forth in Schedule 3 hereto.

If the foregoing correctly sets forth the understanding between the Company and AGP, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and AGP, as Sales Agent Forward Seller and Forward Purchaser.

Very truly yours,

SharpLink Gaming, Inc.

By:	/s/ Rob Phythian
Name:
Title:

Accepted, as of the date first written above

A.G.P./ALLIANCE GLOBAL PARTNERS, as Sales Agent, Forward Seller and Forward Purchaser

By:	/s/ Thomas J. Higgins
Name:
Title:

SCHEDULE 3

Compensation

The Company shall pay to AGP in cash, upon each sale of Issuance Securities pursuant to this Agreement, an amount up to 2.5% of the aggregate gross proceeds from each sale of Issuance Securities up to $1,000,000,000 and an amount up to 2.0% thereafter; provided, however, that the Company shall pay to AGP in cash, upon each sale of Forward Hedge Securities, an amount up to 4.0% of the aggregate gross proceeds from each sale of Forward Hedge Securities.

* The foregoing rate of compensation shall not apply when the Sales Agent purchases Placement Shares on a principal basis, in which case the Company may sell the Placement Shares to the Sales Agent as principal at a price to be mutually agreed upon by the Company and the Sales Agent at the relevant Point of Sale pursuant to the applicable Placement Notice (it being hereby acknowledged and agreed that the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice)